SLM Student Loan Trust 2004-1 Quarterly Servicing Report
Report Date:09/30/2005 Distribution Date: 10/25/2005 Collection Period: 07/01/05-09/30/05

I. Deal Parameters

		Student Loan Portfolio Characteristics				6/30/2005	Activity	09/30/2005

A	i	Portfolio Balance				$1,803,603,753.94	($33,694,451.98)	$1,769,909,301.96
	ii	Interest to be Capitalized				4,498,759.91		4,637,418.88

	iii	Total Pool				$1,808,102,513.85		$1,774,546,720.84

	iv	Specified Reserve Account Balance				4,520,256.28		4,436,366.80

	v	Total Adjusted Pool				$1,812,622,770.13		$1,778,983,087.64

B	i	Weighted Average Coupon (WAC)				4.399%		4.390%
	ii	Weighted Average Remaining Term				270.92		269.65
	iii	Number of Loans				96,968		95,308
	iv	Number of Borrowers				56,628		55,583
	v	Aggregate Outstanding Principal Balance — T-Bill				$80,445,334.01		$76,526,453.25
	vi	Aggregate Outstanding Principal Balance — Commercial Paper				$1,727,657,179.84		$1,698,020,267.59

						% of		% of
	Notes			Spread/Coupon	Balance 7/25/05	O/S Securities*	Balance 10/25/05	O/S Securities*\

C	i	A-1 Notes	78442GKQ8	0.040%	$362,348,770.13	19.990%	$328,709,087.64	18.477%
	ii	A-2 Notes	78442GKR6	0.140%	329,000,000.00	18.150%	329,000,000.00	18.494%
	iii	A-3 Notes	78442GKS4	0.210%	478,000,000.00	26.371%	478,000,000.00	26.869%
	iv	A-4 Notes	78442GKT2	0.260%	246,000,000.00	13.571%	246,000,000.00	13.828%
	v	A-5 Notes	78442GKU9	0.320%	168,000,000.00	9.268%	168,000,000.00	9.444%
	vi	A-6 Notes	78442GKW5	3.460%	168,515,000.00	9.297%	168,515,000.00	9.473%
	vii	B Notes	78442GKV7	0.500%	60,759,000.00	3.352%	60,759,000.00	3.415%

	viii	Total Notes			$1,812,622,770.13	100.000%	$1,778,983,087.64	100.000%

	Reserve Account				07/25/2005		10/25/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%

	ii	Reserve Acct Initial Deposit ($)			$0.00		$0.00
	iii	Specified Reserve Acct Balance ($)			$4,520,256.28		$4,436,366.80
	iv	Reserve Account Floor Balance ($)			$3,007,834.00		$3,007,834.00
	v	Current Reserve Acct Balance ($)			$4,520,256.28		$4,436,366.80

	Other Accounts				07/25/2005		10/25/2005

E	i	Remarketing Fee Account			$0.00		$0.00
	ii	Capitalized Interest Account			$0.00		$0.00
	iii	Principal Accumulation Account (A-6)			$0.00		$0.00
	iv	Supplemental Interest Account (A-6)			$0.00		$0.00
	v	Investment Premium Purchase Account			$0.00		$0.00
	vi	Investment Reserve Account			$0.00		$0.00

	Asset/Liability				07/25/2005		10/25/2005

F	i	Total Adjusted Pool			$1,812,622,770.13		$1,778,983,087.64
	ii	Total $ equivalent Notes			$1,812,622,770.13		$1,778,983,087.64
	iii	Difference			$0.00		$0.00
	iv	Parity Ratio			1.00000		1.00000

*	Percentages may not total 100% due to rounding.

II. 2004-1 Transactions from: 07/01/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$36,410,777.93
	ii	Principal Collections from Guarantor	3,750,749.93
	iii	Principal Reimbursements	(0.01)
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$40,161,527.85

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$437.93
	ii	Capitalized Interest	(6,467,513.80)

	iii	Total Non-Cash Principal Activity	$(6,467,075.87)

C	Total Student Loan Principal Activity		$33,694,451.98

D	Student Loan Interest Activity
	i	Regular Interest Collections	$11,632,162.77
	ii	Interest Claims Received from Guarantors	184,528.19
	iii	Collection Fees/Returned Items	9,174.79
	iv	Late Fee Reimbursements	134,743.29
	v	Interest Reimbursements	8,417.04
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	7,971,140.96
	viii	Subsidy Payments	1,184,684.25

	ix	Total Interest Collections	$21,124,851.29

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(905.02)
	ii	Capitalized Interest	6,467,513.80

	iii	Total Non-Cash Interest Adjustments	$6,466,608.78

F	Total Student Loan Interest Activity		$27,591,460.07

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$42,930.97

III. 2004-1 Collection Account Activity 07/01/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$17,733,481.86
	ii	Consolidation Principal Payments	22,428,046.00
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(0.01)
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$40,161,527.85

B	Interest Collections
	i	Interest Payments Received	$20,723,938.79
	ii	Consolidation Interest Payments	248,577.38
	iii	Reimbursements by Seller	76.67
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	8,340.37
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Returned Items	9,174.79
	viii	Late Fees	134,743.29

	ix	Total Interest Collections	$21,124,851.29

C	Other Reimbursements		$257,549.47

D	Reserves In Excess of the Requirement		$83,889.48

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$1,457,654.75

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$396,470.70

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$63,481,943.54

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,497,332.28)
		Consolidation Loan Rebate Fees	$(4,670,299.78)

N	NET AVAILABLE FUNDS		$57,314,311.48

O	Servicing Fees Due for Current Period		$740,646.04

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$765,646.04

IV. 2004-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/05	09/30/05	06/30/05	09/30/05	06/30/05	09/30/05	06/30/05	09/30/05	06/30/05	09/30/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.315%	4.325%	68,141	65,813	70.272%	69.053%	$1,151,843,924.95	$1,126,274,038.12	63.863%	63.635%
31-60 Days Delinquent	5.030%	5.002%	2,651	2,479	2.734%	2.601%	43,573,308.18	40,813,716.00	2.416%	2.306%
61-90 Days Delinquent	5.360%	5.132%	1,245	1,263	1.284%	1.325%	20,129,116.63	21,312,061.52	1.116%	1.204%
91-120 Days Delinquent	5.210%	5.273%	588	669	0.606%	0.702%	9,274,612.68	10,250,463.42	0.514%	0.579%
> 120 Days Delinquent	5.493%	5.418%	1,354	1,391	1.396%	1.459%	20,538,425.01	22,436,133.54	1.139%	1.268%

Deferment
Current	4.046%	4.009%	10,748	10,930	11.084%	11.468%	254,174,017.80	254,113,448.65	14.093%	14.357%

Forbearance
Current	4.753%	4.712%	12,114	12,601	12.493%	13.221%	301,791,506.38	292,623,833.79	16.733%	16.533%

TOTAL REPAYMENT	4.398%	4.388%	96,841	95,146	99.869%	99.830%	$1,801,324,911.63	$1,767,823,695.04	99.874%	99.882%
Claims in Process (1)	5.612%	5.587%	127	162	0.131%	0.170%	$2,278,842.31	$2,085,606.92	0.126%	0.118%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	4.399%	4.390%	96,968	95,308	100.000%	100.000%	$1,803,603,753.94	$1,769,909,301.96	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-1 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$18,343,495.75

B	Interest Subsidy Payments Accrued During Collection Period		1,130,654.47

C	SAP Payments Accrued During Collection Period		9,757,421.82

D	Investment Earnings Accrued for Collection Period (ALL TRUST ACCOUNTS)		396,470.70

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Consolidation Loan Rebate Fees		(4,670,299.78)

G	Net Expected Interest Collections		$24,957,742.96

H	Interest Rate Cap Payments Due to the Trust
			Cap

	i	Cap Notional Amount	$0.00

	ii	Libor	0.00000%
	iii	Cap %	0.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

	Swap Payments
			Lehman Brothers Spec. Fin.
			A-6 Swap Calc

		Notional Swap Amount	$168,515,000.00

	SLM Student Loan Trust Pays:
		3 Month Libor	3.65000%
		Spread	0.09500%

		Pay Rate	3.74500%
		Gross Swap Payment Due Counterparty	$1,612,782.17
		Days in Period 07/25/2005 - 10/25/2005	92

	LBSF Pays:
		Fixed Rate Equal To Respective Reset Note Rate	3.46000%
		Gross Swap Receipt Due Trust	$1,457,654.75
		Days in Period 07/25/2005 - 10/25/2005	90

VI. 2004-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.009430000	7/25/05 - 10/25/05	3.69000%	LIBOR

B	Class A-2 Interest Rate	0.009685556	7/25/05 - 10/25/05	3.79000%	LIBOR

C	Class A-3 Interest Rate	0.009864444	7/25/05 - 10/25/05	3.86000%	LIBOR

D	Class A-4 Interest Rate	0.009992222	7/25/05 - 10/25/05	3.91000%	LIBOR

E	Class A-5 Interest Rate	0.010145556	7/25/05 - 10/25/05	3.97000%	LIBOR

F	Class A-6 Interest Rate	0.008650000	7/25/05 - 10/25/05	3.46000%	FIXED

G	Class B Interest Rate	0.010605556	7/25/05 - 10/25/05	4.15000%	LIBOR

VII. 2004-1 Inputs From Prior Period 06/30/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,803,603,753.94
	ii	Interest To Be Capitalized	4,498,759.91

	iii	Total Pool	$1,808,102,513.85
	iv	Specified Reserve Account Balance	4,520,256.28

	v	Total Adjusted Pool	$1,812,622,770.13

B	Total Note and Certificate Factor		0.895001254
C	Total Note Balance		$1,812,622,770.13

D	Note Balance 07/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.630171774	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$362,348,770.13	$329,000,000.00	$478,000,000.00	$246,000,000.00	$168,000,000.00	$168,515,000.00	$60,759,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,520,256.28
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-1 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-1 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance	$4,520,256.28
	ii	Deposits to correct Shortfall	$0.00

	iii	Total Reserve Account Balance Available	$4,520,256.28
	iv	Required Reserve Account Balance	$4,436,366.80
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$83,889.48

	vii	Ending Reserve Account Balance	$4,436,366.80

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance	$0.00
	ii	Capitalized Interest Release to the Collection Account	$0.00

	iii	Ending Capitalized Interest Account Balance	$0.00

C	Accumulation Account Deposits and Balances:
	i	Class A-6 Accumulation Account Beginning Balance	$0.00
	ii	Deposits for payment on the next reset date	$0.00

	iii	Ending A-6 Accumulation Account Balance	$0.00

D	Supplemental Interest Account Deposits:
	i	Three Month Libor Determined: n/a	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a

	iv	Class A-6 Supplemental Interest Account Beginning Balance	$0.00
	v	Funds Released into Collection Account	$0.00
	vi	Number of Days Through Next Reset Date	1189
	vii	Class A-6 Supplemental Interest Account Deposit Amount	$0.00

E	Remarketing Fee Account Reconciliation:		A-6

	i	Next Reset Date	01/26/2009

	ii	Reset Period Target Amount	$0.00
	iii	Remarketing Account Required Balance	$0.00
	iv	Remarketing Fee Account Balance (net of investment earnings)	$0.00
	v	Quarterly Funding Amount	$0.00
	vi	Reset Period Target Amount Excess	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00

F	Investment Premium Purchase Account:
	i	Beginning of Period Account Balance	$0.00
	ii	Required Quarterly Deposit	$0.00
	iii	Eligible Investment Purchase Premium Paid	$0.00
	iv	Funds Released into Collection Account	$0.00

	v	End of Period Account Balance	$0.00

G	Investment Reserve Account:
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

X. 2004-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$57,314,311.48	$57,314,311.48

B	Primary Servicing Fees-Current Month		$740,646.04	$56,573,665.44

C	Administration Fee		$25,000.00	$56,548,665.44

D	Aggregate Quarterly Funding Amount to Remarketing Fee account		$0.00	$56,548,665.44

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$3,416,948.90	$53,131,716.54
	ii	Class A-2	$3,186,547.78	$49,945,168.76
	iii	Class A-3	$4,715,204.44	$45,229,964.32
	iv	Class A-4	$2,458,086.67	$42,771,877.65
	v	Class A-5	$1,704,453.33	$41,067,424.32
	vi	Class A-6	$1,457,654.75	$39,609,769.57
	vii	Aggregate Interest Rate Swap Payments	$1,612,782.17	$37,996,987.40
	viii	Swap Termination Payments	$0.00	$37,996,987.40

		Total	$18,551,678.04

F	Class B Noteholders’ Interest Distribution Amount		$644,382.95	$37,352,604.45

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$33,639,682.49	$3,712,921.96
	ii	Class A-2	$0.00	$3,712,921.96
	iii	Class A-3	$0.00	$3,712,921.96
	iv	Class A-4	$0.00	$3,712,921.96
	v	Class A-5	$0.00	$3,712,921.96
	vi	Class A-6	$0.00	$3,712,921.96

		Total	$33,639,682.49

H	Increase to Supplemental Interest Account		$0.00	$3,712,921.96

I	Investment Reserve Account Required Amount		$0.00	$3,712,921.96

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$3,712,921.96

K	Increase to the Specified Reserve Account		$0.00	$3,712,921.96

L	Investment Premium Purchase Account Deposit		$0.00	$3,712,921.96

M	Carryover Servicing Fees		$0.00	$3,712,921.96

N	Remaining Swap Termination Fees		$0.00	$3,712,921.96

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$3,712,921.96

P	Additional fees owed to 1) the remarketing agents and 2) the administrator		$0.00	$3,712,921.96

	Excess Distribution Certificate Holder		$3,712,921.96	$0.00

*	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2004-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$3,416,948.90	$3,186,547.78	$4,715,204.44	$2,458,086.67	$1,704,453.33	$1,457,654.75	$644,382.95
	ii	Quarterly Interest Paid	3,416,948.90	3,186,547.78	4,715,204.44	2,458,086.67	1,704,453.33	1,457,654.75	644,382.95

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Quarterly Principal Due	$33,639,682.49	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Principal Paid	33,639,682.49	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amount	$37,056,631.39	$3,186,547.78	$4,715,204.44	$2,458,086.67	$1,704,453.33	$1,457,654.75	$644,382.95

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 09/30/2005	$1,812,622,770.13
	ii	Adjusted Pool Balance 09/30/2005	1,778,983,087.64

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$33,639,682.49

	iv	Adjusted Pool Balance 06/30/2005	$1,812,622,770.13
	v	Adjusted Pool Balance 09/30/2005	1,778,983,087.64

	vi	Current Principal Due (iv-v)	$33,639,682.49
	vii	Principal Shortfall from Previous Collection Period	0.00

	viii	Principal Distribution Amount (vi+vii)	$33,639,682.49

	ix	Principal Distribution Amount Paid	$33,639,682.49

	x	Principal Shortfall (viii-ix)	$0.00

C		Total Principal Distribution	$33,639,682.49
D		Total Interest Distribution	17,583,278.82

E		Total Cash Distributions	$51,222,961.31

F	Note Balances			07/25/2005	Payment Factor	10/25/2005
	i	A-1 Note Balance	78442GKQ8	$362,348,770.13		$328,709,087.64
		A-1 Note Pool Factor		0.630171774	0.058503796	0.571667979

	ii	A-2 Note Balance	78442GKR6	$329,000,000.00		$329,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GKS4	$478,000,000.00		$478,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GKT2	$246,000,000.00		$246,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GKU9	$168,000,000.00		$168,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	78442GKW5	$168,515,000.00		$168,515,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-B Note Balance	78442GKV7	$60,759,000.00		$60,759,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000